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                                                                    EXHIBIT 10.1


                               LICENSE AGREEMENT

                         Minnesota Communications Group
                                      and
                    International Trading and Manufacturing

     This License Agreement ("Agreement") is entered into in duplicate effective as of the 6th day of January, 1999, by and among Minnesota Communications Group, a Minnesota nonprofit corporation having a place of business at 444 Cedar Street, Suite 1900, St. Paul, Minnesota, 55101 ("Licensor"); and International Trading & Manufacturing Corporation, a Nevada corporation having a place of business at Suite 100, 11250 El Camino Real, San Diego, California 92130 ("Licensee"). Licensor and Licensee are sometimes also referred to in this Agreement individually, as a "party" and, collectively, as the "parties".

                                    RECITALS

     A. Licensor is the owner of all rights in and to the marks PUBLIC RADIO MUSICSOURCE, PRMS and PRMS (and Design).

     B. Licensee is in the business of producing and distributing sound recordings, and in particular compact discs featuring classical music which are intended to be played for infants and children.

     C. Licensee wishes to acquire from Licensor an exclusive, non-assignable license to use the marks PUBLIC RADIO MUSICSOURCE, PRMS, and PRMS (and Design) in connection with Licensee's promotion, marketing, sale and distribution of the compact discs described in Recital B. Licensor is willing to grant such a license under the terms and conditions as hereinafter set forth.

     NOW, THEREFORE, based on the foregoing recitals and in consideration of the mutual promises herein contained, the parties hereby agree as follows.

                                   ARTICLE 1

               DEFINITIONS, GRANT OF LICENSE AND USE LIMITATIONS

     1.01 Definitions. For the purposes of this Agreement, the following definitions shall apply:

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     a)   "Licensed Trademarks" also sometimes referred to herein as the
          "Property") shall include and be limited to the marks PUBLIC RADIO MUSICSOURCE (U.S. Registration No. 1,875,645), PRMS and PRMS (and Design).

     b) "Licensed Products" shall mean compact discs respectively entitled Genius, Baby Genius, Little Genius, Kid Genius and Child Genius produced and distributed by Licensee. The parties may, upon prior mutual written consent, revise this definition by adding products to and/or deleting products from the products listed above.

     c) "Licensed Territory" shall mean the United States of America, its territories and possessions.

     d) "License Period" shall mean the period specified in Paragraph 4.01 of this Agreement.

     e) "Effective Date" shall mean the effective date of this Agreement, which is January 6, 1999.

     1.02 Grant of Exclusive License. Licensor hereby grants, and Licensee hereby accepts, the nontransferable and exclusive right and license to use the Licensed Trademarks in connection with the promotion, marketing, sale and distribution by the Licensee of the Licensed Products.

     1.03 Limitation on Use. Licensee's use of the Property shall be limited to uses not inconsistent with the provisions of this Agreement and the license granted by the provisions of this Agreement, which are reasonably related to the promotion of the Genius Products in general. As set forth in this Agreement, Licensee may not make any use of the Property after the expiration of the License Period.

     1.04. No Transfer. Licensee may not transfer, assign, sublicense, sell, pledge, or hypothecate, or purport to transfer, assign, sublicense, sell, pledge, or hypothecate the license granted by the provisions of this Agreement.

     1.05. Costs and Expenses. Licensee shall bear and pay all costs and expenses of promoting sales of the Licensed Products and any use of the Property in connection therewith.

     1.06. Indemnification for Promotional Materials. Licensee shall indemnify and hold harmless Licensor from and against any liabilities, loss, damages, expenses (including reasonable attorney's fees and costs), causes of action, suits, claims or judgments arising out of or based upon the use of any false or misleading publicity and promotional materials prepared or used by Licensee in connection with the Licensed Products.

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                                   ARTICLE II

                 USE OF LICENSED TRADEMARKS AND QUALITY CONTROL

     2.01 Ownership. Licensee acknowledges that the Licensed Trademarks are the sole and exclusive property of the Licensor. Licensee covenants and agrees to make its best efforts not to do anything which might invalidate or adversely affect the Licensed Trademarks in any way, or to impair or tarnish the goodwill connected therewith.

     2.02 Quality Control. Licensor shall have the opportunity and right to approve or disapprove the Licensed Products before they are distributed, and to establish or designate quality standards and specifications for the Licensed Products, which quality standards and specifications shall conform to industry norms and which right to approve will not be unreasonably withheld. Licensee shall manufacture the Licensed Products in strict conformity with the quality standards and specifications established or designated by Licensor and shall make no significant change the Licensed Products without the prior written approval of Licensor. Licensor shall further have the right to inspect the quality of the Licensed Products manufactured and sold pursuant to this Agreement under the Licensed Trademarks to determine whether or not the quality of the Licensed Products manufactured and sold meet the specifications established or designated by Licensor. The failure by Licensee to manufacture and sell products meeting the specifications approved by Licensor shall constitute a material breach of this Agreement.

     2.03 Inurement of Rights. All use of the Licensed Trademarks by Licensee under the terms and conditions of this Agreement shall inure to the benefit of Licensor. Licensee shall use its best efforts to preserve and expand the goodwill in the Licensed Trademarks in the Licensed Territory.

     2.04 Trademark Registration. Based on Licensee's use of the Licensed Trademarks and pursuant to the provisions of Paragraph 2.03 of this Agreement, Licensor shall have the right to obtain federal registrations of the Licensed Trademarks based on Licensee's use. Licensee agrees to cooperate with Licensor to that end by providing any and all information necessary to prepare and file applications for federal registration as well as specimens of use to support any such application.

                                  ARTICLE III

                                 CONSIDERATION

     3.01 Consideration.

     (a) For the first five hundred thousand (500,000) Licensed Products (that is, the first 500,000 compact discs subject to this Agreement) sold by




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               Licensee, the consideration to be paid by Licensee to Licensor for the license granted under this Agreement shall be seven thousand five hundred (7,500) "restricted" (as that term is defined by the provisions of Rule 144 promulgated pursuant to the provisions of the Securities Act of 1933, as amended), shares of Licensee's $.001 par value common stock, which Licensee shall cause to be issued as soon as possible after the Effective Date of this Agreement as set forth in the preamble above. The provisions of Rule 144 are, by this reference, made a part of this Agreement as though specified completely verbatim in this Agreement.

          (b) In the event sales of the Licensed Products exceed five hundred thousand (500,000) units, (ie, compact discs subject to this Agreement), Licensee shall report such circumstance and shall pay additional consideration to Licensor for each additional unit sold of $0.024 to maintain this Agreement throughout the agreement term. Payment shall be made quarterly, along with a report of sales and manufacture, within sixty (60) days at the end of each calendar quarter, in arrears. The continuation of this Agreement at that point in time shall be conditioned on Licensee's delivery and Licensor's receipt of such shares.


                                   ARTICLE IV

                              TERM AND TERMINATION

          4.01 License Period. The license granted by the provisions of this Agreement shall remain full force and effect for a period of ten (10) years from the Effective Date ("License Period").

          4.02 Termination. Licensor shall have the right to terminate this Agreement under any of the events of defaults enumerated below by giving Licensee written notice to that effect. If the event of default so specified is not cured within thirty (30) days of receipt of such written notice, this Agreement shall automatically terminate at the completion of such thirty (30) day period. Any of the following events shall be an event of default:

          (a)  Licensee ceases using the Licensed Trademarks for a period of six
               (6) months;

          (b) Licensee commits a material breach of this Agreement, including but not limited to a breach of the obligation specified at 2.01 and 2.02 of this Agreement;

          (c) Licensee is adjudicated a bankrupt, makes an assignment for the benefit of creditors, or liquidates its business.


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     4.03 Automatic Termination.   Licensee and Minnesota Public Radio have
concurrently entered into a related trademark license agreement involving different trademarks. In the event of termination of this related trademark license agreement by Minnesota Public Radio, this Agreement shall automatically terminate effective the same termination date.

     4.04 Expiration or Termination of License.   Upon expiration of the
license period or termination of this Agreement by Licensor, Licensee shall immediately cease all use of the Licensed Trademarks. Thereafter, the license granted pursuant to the provisions of this Agreement shall terminate and revert to the Licensor.

     (a) In the event of expiration of the License Period, Licensee shall have the right to complete distribution of any and all Licensed Products produced as of the expiration date.

     (b) In the event of termination of the License Agreement by Licensor, Licensee shall not have any further distribution right of Licensed Products that remain in inventory. Licensee acknowledges that further distribution of Licensed Products bearing the Licensed Trademarks after termination, or any other use of the Licensed Trademarks thereafter, shall constitute an intentional infringement of Licensor's trademark rights.

                                   ARTICLE V

                      PROPERTY RIGHTS AND INDEMNIFICATION

     5.01 Title Assurances.   Licensor assures Licensee that, to the best
          of Licensor's current actual knowledge, Licensor has good title to the Licensed Trademarks and the right to license the Property's use to Licensee, free of any proprietary rights of any other party or any other encumbrance whatever.

     5.02 Indemnification of Licensor.   Licensor shall indemnify, defend and
          hold Licensee, free and harmless from any and all losses, damages, injuries, and liabilities, including attorney fees and costs, arising from any third party claims that Licensee's use of the Property in connection with the Licensed Products as provided in this Agreement A infringes on the proprietary rights of any other party.

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                                   ARTICLE VI

                               GENERAL PROVISIONS

     6.01 Recitals. The recitals set forth above are incorporated herein by this reference and made a part of this Agreement.

     6.02 Advice of Counsel. Each party has been advised of and understands the terms and conditions of this Agreement. This Agreement has been freely and voluntarily entered into and executed by the parties, each of the parties being duly represented by counsel or having the benefit of advice of counsel.

     6.03 Entire Agreement. This Agreement and the exhibit to this Agreement are the final written expression and the complete and exclusive statement of all the agreements, conditions, promises, representations, warranties and covenants between the parties with respect to the subject matter of this Agreement, and this Agreement supersedes all prior or contemporaneous agreements, negotiations, representations, warranties, covenants, understandings and discussions by and between and among the parties, their respective representatives, and any other person, with respect to the subject matter specified in this Agreement. No provision of any exhibit to this Agreement shall supersede or annul the terms and provisions of this Agreement, unless the matter specified in such exhibit shall explicitly so provide to the contrary, and in the event of ambiguity in meaning or understanding between the provisions of this Agreement proper and the appended exhibits, the provisions of this Agreement proper shall prevail and control in all instances.

     6.04 Further Assurances. The parties shall from time to time sign and deliver any further instruments and take any further actions as may be necessary to effectuate the intent and purposes of this Agreement.

     6.05 Assignment.

     (a) Licensee shall not have the right, without the consent of Licensor, to assign, transfer, sell, pledge, hypothecate, delegate, or otherwise transfer, whether voluntarily, involuntarily or by operation of law, this Agreement or any of its rights or obligations created by the provisions of this Agreement, in whole or in part, nor shall its rights be subject to encumbrance or the claim of creditors. Any such purported assignment, transfer, or delegation shall be null and void.

     (b) Licensor shall have the right to assign this Agreement without the consent of Licensee as the result of any acquisition or merger of assets, or in the event the Licensed Trademarks are transferred to a third party.


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     6.06 Captions and Interpretations. Captions of the articles and sections of this Agreement are for convenience and reference only, and the works specified therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction, or meaning of the provisions of this Agreement.
The language in all parts to this Agreement, in all cases, shall be construed in accordance with the fair meaning of that language as if prepared by all parties and not strictly for or against any party. Each party and counsel for such party have reviewed this Agreement. The rule of construction, which requires a court to resolve any ambiguities against the drafting party, shall not apply in interpreting the provisions of this Agreement.

     6.07 Choice of Law and Consent of Jurisdiction. This Agreement shall be deemed to have been entered into in the State of Minnesota. All questions concerning the validity, interpretation, or performance of any of the terms, conditions and provisions of this Agreement or of any of the rights or obligations of the parties shall be governed by, and resolved in accordance with, the laws of the State of Minnesota, without regard to conflicts of law principles.

     6.08 Waiver and Modification. No modification, supplement or amendment of this Agreement or of any covenant, condition, or limitation specified in this Agreement shall be valid unless the same is made in writing and duly executed by both parties. No waiver or any covenant, condition, or limitation specified in this Agreement shall be valid unless the same is made in writing and duly executed by the party making the waiver. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

     6.09 Number and Gender. Whenever the singular number is used in this Agreement, and when required by the context, the same shall include the plural, and vice versa; the masculine gender shall include the feminine and the neuter genders, and vice versa.

     6.10 Successor and Assigns. This Agreement and each of its provisions shall obligate the heirs, executors, administrators, successors, and assigns of each of the parties. Subject to Paragraph 6.05, nothing specified in this article, however, shall be a consent to the assignment or delegation by any party of such party's respective rights and obligations created by the provisions of this Agreement.

     6.11 Third Party Beneficiaries. Except as expressly specified by the provisions of this Agreement, this Agreement shall not be construed to confer upon or give to any person, other than the parties hereto, any right, remedy or claim pursuant to, or by reason of, this Agreement or of any term or condition of this Agreement.

     6.12 Severability. In the event any part of this Agreement, for any reason, is determined by a court of competent jurisdiction to be invalid, such determination shall not affect the validity of any remaining portion of this Agreement, which remaining portion shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated. It is hereby declared the intention of the parties that they would have executed the


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remaining portion of this Agreement without including any such part, parts, or portion which, for any reason, may be hereafter determined to be invalid.

          6.13 Governmental Rules and Regulations. The transaction and relationship contemplated by the provisions of this Agreement are and shall remain subject to any and all present and future orders, rules and regulations of any duly constituted authority having jurisdiction of that transaction and relationship.

          6.14 Execution in Counterparts. This Agreement may be prepared in multiple copies and forwarded to each of the parties for execution. All of the signatures of the parties may be affixed to one copy or to separate copies of this Agreement and when all such copies are received and signed by all the parties, those copies shall constitute one agreement which is not otherwise separable or divisible.

          6.15 Survival of Covenants, Representations and Warranties. All covenants, representations, and warranties made by each party to this Agreement shall be deemed made for the purpose of inducing the other party to enter into and execute this Agreement. The representations, warranties, and covenants specified in this Agreement shall survive any investigation by either party whether before or after the execution of this Agreement.

          6.16 Right to Audit. Licensor shall have the right, upon reasonable notice, to audit the records of manufacture and sale of the Licensed Products. If discrepancies between audit numbers and reported numbers (pursuant to Section 3.01) are found, the party whom the discrepancy benefited shall promptly repay the other party. If errors of more than five percent (5%) are discovered by such audit, Licensee shall pay the cost of the audit. Errors of more than ten percent (10%) will be considered a material breach of this Agreement.

                        REMAINDER OF THIS PAGE IS BLANK

                             SIGNATURE PAGE FOLLOWS



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     IN WITNESS WHEREOF, this License Agreement is executed and is effective as of the date first set forth in the Preamble.

LICENSOR:

MINNESOTA COMMUNICATIONS GROUP
a Minnesota Nonprofit Corporation

By:  /s/ THOMAS J. KIGIN
    --------------------

Its: EVP
     -------------------

Date: 99-03-08
      ------------------

LICENSEE:

INTERNATIONAL TRADING & MANUFACTURING CORPORATION, a Nevada Corporation

By:  /s/ MICHAEL MEADER
    --------------------

Its: COO
     -------------------

Date: 99-03-10
      ------------------


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